Exhibit 10.6
EXECUTION VERSION
JPMorgan Chase Bank, National Association
P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP
England
May 14, 2009
To: Wyndham Worldwide Corporation
22 Sylvan Way
Parsippany, NY 07054
Attention: Vice President, Treasury
Telephone No.: (973) 753-7703
Facsimile No.: (973) 753-6730
Re: Warrant Amendment
          Wyndham Worldwide Corporation (“Company”) and JPMorgan Chase Bank, National Association, London Branch (“Dealer”) have entered into a confirmation dated as of May 13, 2009 (the “Confirmation”) relating to Warrants on shares of common stock (par value USD 0.01 per share) of Company issued by Company to Dealer. This letter agreement (this “Amendment”) amends the terms and conditions of the Transaction (the “Transaction”) evidenced by the Confirmation.
          Upon the effectiveness of this Amendment, all references in the Confirmation to the “Transaction” will be deemed to be to the Transaction as amended hereby. Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.
1.	Amendments. The Confirmation is hereby amended as follows:
(a)	Number of Warrants. The “Numbers of Warrants” shall be 5,419,419, subject to adjustment as provided in the Confirmation.

(b)	Premium. The “Premium” shall be USD 3,036,000.
2.	Effectiveness. This Amendment shall become effective upon execution by the parties hereto.

3.	No Additional Amendments or Waivers. Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

4.	Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

5.	Governing Law. The provisions of this Amendment shall be governed by the New York law (without reference to choice of law doctrine).
JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association
Main Office 1111 Polaris Parkway, Columbus, Ohio 43271
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 125 London Wall, London EC2Y 5AJ
Authorised and regulated by the Financial Services Authority

          Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Amendment and returning it to EDG Confirmation Group, J.P. Morgan Securities Inc., 277 Park Avenue, 11th Floor, New York, NY 10172-3401, or by fax to (212) 622 8519.

Yours faithfully,

J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association

By:	/s/ Santosh Sreenivasan

Authorized Signatory
Name: Santosh Sreenivasan

Confirmed as of the date first above written:

Wyndham Worldwide Corporation

By:	/s/ Virginia M. Wilson

Authorized Signatory
Name: Virginia M. Wilson Executive Vice President and Chief Financial Officer
JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association
Main Office 1111 Polaris Parkway, Columbus, Ohio 43271
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 125 London Wall, London EC2Y 5AJ
Authorised and regulated by the Financial Services Authority